Exhibit 10.6

FORBEARANCE AGREEMENT, AMENDMENT TO WAIVER AND

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This FORBEARANCE AGREEMENT, AMENDMENT TO WAIVER AND AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of July 11, 2008 (this “Agreement”), is by and among BOWIE RESOURCES, LLC, a Delaware limited liability company (the “Borrower”), COLORADO HOLDING COMPANY, INC., a Delaware corporation (“CHC”), BOWIE RESOURCES MANAGEMENT PARTNER, LLC, a Nevada limited liability company (“BRMP” and together with CHC sometimes collectively referred to as the “Guarantors,” and the Guarantors, together with the Borrower, collectively, the “Member Parties”), and GENERAL ELECTRIC CAPITAL CORPORATION, as lender (“Lender”) and as Agent for Lender (in such capacity, the “Agent”).

RECITALS:

WHEREAS, Borrower, Guarantors, Agent and Lender are parties to that certain Credit Agreement dated as of December 20, 2006, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 12, 2007, as further amended by that certain Amendment No. 2 to Credit Agreement and Limited Consent dated as of May 8, 2007, as further amended by that certain Consent, Limited Waiver and Amendment No. 4 to the Credit Agreement dated August 2007, and as further amended by that certain Waiver and Amendment No. 3 to the Credit Agreement dated October 23, 2007 (as further amended, restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the meanings given such terms in the Credit Agreement);

WHEREAS, pursuant to the Credit Agreement, Lender made a Term Loan to Borrower in the aggregate principal amount of $60,000,000.00. As security for the Term Loan and Borrower’s obligations under the Credit Agreement, Borrower granted to Agent a security interest in the Collateral. The Collateral includes, but is not limited to, the Accounts, Chattel Paper, Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Investment Property of the Member Parties, and Borrower’s Real Estate;

WHEREAS, pursuant to that certain Consent and Waiver No. 5 to Credit Agreement dated as of May 8, 2008 (the “Waiver”), Agent and Lender waived certain mandatory prepayment requirements set forth Section 1.3(b)(iii) of the Credit Agreement with respect to a series of capital contributions to Borrower from CHC in the aggregate amount of not more than Ten Million Dollars, on terms and conditions set forth in the Waiver.

WHEREAS, Borrower has, on or prior to the date hereof, failed to (a) make the February 29, 2008, March 31, 2008, April 30, 2008, May 31, 2008 and June 30, 2008 scheduled principal payments to Agent with respect to the Term Loan pursuant to Section 1.1(a)(ii) of the Credit Agreement, (b) comply with the minimum Fixed Charge Coverage Ratio covenant set forth in Subsection (b) of Annex E to the Credit Agreement during the Fiscal Quarter ending March 31, 2008, and (c) meet the audited Financial Statement delivery requirements contained in Subsection (d) of Annex D to the Credit Agreement (Annual Audited Financials) for Fiscal Year

2007. Each such failure constitutes an Event of Default under the Credit Agreement (each an “Existing Default” and collectively, the “Existing Defaults”);

WHEREAS, Borrower has informed Agent that Borrower anticipates it will fail to (a) make the July 31, 2008 and August 31, 2008 scheduled principal payments to Agent with respect to the Term Loan pursuant to Section 1.1(a)(ii) of the Credit Agreement, (b) comply with the minimum Fixed Charge Coverage Ratio covenant set forth in Subsection (b) of Annex E to the Credit Agreement during the Fiscal Quarters ending June 30, 2008, September 30, 2008 and December 31, 2008, (c) comply with the maximum Leverage Ratio covenant set forth in Subsection (c) of Annex E to the Credit Agreement during the Fiscal Quarters ending June 30, 2008, September 30, 2008 and December 31, 2008, and (d) comply with the maximum Capital Expenditures covenant set forth in Subsection (a) of Annex E to the Credit Agreement during the Fiscal Year commencing January 1, 2008. Each such failure will constitute an Event of Default under the Credit Agreement (each an “Anticipated Default” and collectively, the “Anticipated Defaults”; the Existing Defaults and the Anticipated Defaults are sometimes referred to collectively herein as the “Designated Defaults”);

WHEREAS, by reason of the existence of the Designated Defaults, Agent has full legal right to exercise its rights and remedies under the Credit Agreement. Such remedies include, but are not limited to, the right to repossession and sale of the Collateral;

WHEREAS, Borrower has requested that Agent and Lender forbear for a period of time from exercising its rights and remedies under the Credit Agreement with respect to the Designated Defaults, amend the terms of the Waiver and amend the terms of the Credit Agreement as set forth herein; and

WHEREAS, Agent and Lender is willing to forbear in the exercise of its remedies under the Credit Agreement, amend the terms of the Waiver and amend the terms of the Credit Agreement, both on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                            AGREEMENT TO FORBEAR

A.                                   During the period commencing on the date hereof and ending on the earlier of (a) January 1, 2009, and (b) the date that any Forbearance Default (as defined below) occurs (the “Forbearance Period”), Agent, on behalf of Lender, will forbear in the exercise of its rights and remedies under the Loan Documents with respect to the Designated Defaults (the “Forbearance”). Without limiting the generality of the foregoing, during the Forbearance Period, Agent will not (i) accelerate the maturity of the Term Loan or initiate proceedings for the collection of the Term Loan; (ii) file or join in filing any involuntary petition in bankruptcy with respect to Borrower, or otherwise initiate or participate in similar insolvency, reorganization or moratorium proceedings for the benefit of creditors of Borrower; or (iii) repossess or sell, through judicial proceedings or otherwise, any of the Collateral.

SECTION 2.                            DEFAULT RATE

Commencing on May 1, 2008, interest at the Default Rate shall accrue on the Term Loan until the Designated Defaults are cured or waived, and such interest shall be payable upon demand.

SECTION 3.                                FORBEARANCE FEE

In consideration of the Forbearance, Borrower hereby agrees to pay to Agent, for the benefit of Lender, a forbearance fee equal to $3,500,000 (the “Forbearance Fee”), which fee is fully earned and payable as of the date hereof.

SECTION 4.                                CONDITIONS PRECEDENT TO EFFECTIVENESS OF FORBEARANCE

The Forbearance set forth in this Agreement shall not be effective unless and until each of the following conditions shall have been satisfied in Agent’s sole discretion:

A.                                 The Borrower, the other Member Parties, the Lender and the Agent indicate their consent to such Forbearance by executing and delivering the signature pages hereof to the Agent.

B.                                   Borrower shall have paid to Agent, for the benefit of Lender, the Forbearance Fee.

C.                                   Borrower shall have paid Agent, for the benefit of the Lender, all of Lender’s costs and expenses (including attorneys fees) incurred in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

D.                                  Borrower and the other Member Parties shall deliver such other certificates, documents, opinions, agreements and information as Agent or any Lender may reasonably request.

SECTION 5.                            FORBEARANCE DEFAULT

Each of the following shall constitute a “Forbearance Default” hereunder:

A.                                 The existence of any Event of Default (other than the Designated Defaults) under the Credit Agreement.

B.                                   Borrower shall fail to keep or perform any of the covenants or agreements contained herein, including but not limited to the payment of the Forbearance Fee.

C.                                   Any representation or warranty of Borrower herein shall be false, misleading or incorrect in any material respect.

SECTION 6.                            AMENDMENT TO WAIVER

Upon the terms and subject to the conditions set forth in this Agreement and upon satisfaction of each of applicable conditions precedent set forth herein, Recital A of the Wavier is hereby restated as follows:

The Credit Parties have informed Agent and Lender that CHC intends to make a series of capital contributions to Borrower in the aggregate amount of not more than Eleven Million Five Hundred Thousand Dollars (collectively, the “Contribution”), and in consideration for the Contribution, Borrower intends to issue additional Stock to CHC.

SECTION 7.                            AMENDMENTS TO CREDIT AGREEMENT

Upon the terms and subject to the conditions set forth in this Agreement and upon satisfaction of each of applicable conditions precedent set forth herein, the Credit Agreement is hereby amended as follows:

A.                                   The first recital to the Credit Agreement shall be restated as follows:

WHEREAS, Borrower has requested that Lenders extend (i) a term loan to Borrower on the Funding Date for fifty million Dollars ($50,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, (b) funds for other general corporate purposes of Borrower and (c) funds for other purposes permitted hereunder, (ii) a delayed draw term loan to Borrower for ten million Dollars ($10,000,000) for the purpose of funding the Debt Service Reserve Account in an amount sufficient to cause the amount on deposit in the Debt Service Reserve Account to equal the Debt Service Reserve Amount and the making of a distribution to the Borrower’s equity holders, and (iii) a term loan to Borrower on July 11, 2008 for thirteen million five hundred thousand Dollars ($13,500,000) to provide funds for (a) the restoration of Borrower’s coal production operations with respect to the Mine described in CDMG Permit No. C-1981-038, (b) the payment of Borrower’s accounts payable, and (c) the payment of certain Fees; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amounts upon the terms and conditions set forth herein; and

B.                                     Section 1.1(a)(i) of the Credit Agreement shall be restated as follows:

Subject to the terms and conditions hereof, the Lender agrees to make (a) in a single draw on the Funding Date a term loan (the “Closing Date Term Loan”) to Borrower in the amount of the Lender’s Closing Date Term Loan Commitment, (b) in a single draw on any Business Day requested by the Borrower in writing to the Agent following the Audited Financial Statements Approval Date, a delayed draw term loan (the “Delayed Draw Term Loan”) which shall be part of the Term Loan hereunder, in the amount of the Lender’s Delayed Draw Term Loan Commitment, and (c) in a single draw on July 11, 2008, an additional term loan (the “Term Loan B”), in the amount of the Lender’s Term Loan B Commitment. The obligations of each Lender hereunder shall be several and not joint. The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(1) (each a “Term Note” and collectively the “Term Notes”), and, except as provided in Section 1.10, the

Borrower shall execute and deliver the Term Notes to the applicable Lender. Each Term Note shall be dated the Funding Date, or in the case of the Delayed Draw Term Loan, the date the Delayed Draw Term Loan is made. The Term Notes shall represent the obligation of the Borrower to pay the Lender’s Term Loan Commitment, together with interest thereon as prescribed in Section 1.5. The aggregate principal amount of the Term Loan advanced to the Borrower shall be the primary obligation of the Borrower. The Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(2) (each a “Term B Note” and collectively the “Term B Notes”), and, except as provided in Section 1.10, the Borrower shall execute and deliver the Term B Notes to the applicable Lender. Each Term B Note shall be dated the date the Term Loan B is made. The Term B Notes shall represent the obligation of the Borrower to pay the Lender’s Term Loan B Commitment, together with interest thereon as prescribed in Section 1.5. The aggregate principal amount of the Term Loan B advanced to the Borrower shall be the primary obligation of the Borrower.

C.             Section 1.1(a)(ii) of the Credit Agreement shall be restated as follows:

Borrower shall repay the Term Loan in monthly installments on the last day of each Fiscal Month commencing August 31, 2007, as follows:

Fiscal Months Ending During the Period:	Installment Amounts:
August 31, 2007	$2,000,000.00
October 21, 2007	$2,000,000.00
November 30, 2007	$3,000,000.00
December 31, 2007	$3,000,000.00
January 31, 2008	$2,000,000.00
February 29, 2008 through and including the Commitment Termination Date”	$1,000,000.00

Notwithstanding anything set forth in this Section 1.1(a)(ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

D.             Section 1.1(a)(iii) of the Credit Agreement shall be restated as follows:

The entire unpaid balance of the Term Loan B shall be immediately due and payable in full in immediately available funds on the earlier of (A) December 31, 2008, and (B) the date of termination of Lender’s obligations to permit the Term Loan B to remain outstanding pursuant to Section 8.2(b), if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed.

E.                                        Section 1.1(a)(iv) of the Credit Agreement shall be restated as follows:

Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Lender making the Term Loan, ratably in proportion to each such Lender’s respective Term Loan Commitment. Each payment of principal with respect to the Term Loan B shall be paid to Agent for the ratable benefit of each Lender making the Term Loan B, ratably in proportion to each such Lender’s respective Term Loan B Commitment.

F.                                        Section 1.3(a) of the Credit Agreement shall be restated as follows:

Borrower may at any time on at least five (5) days’ prior written notice to Agent (i) voluntarily prepay all or part of the Term Loan; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount and (B) after giving effect to such reductions, Borrower shall comply with Section 1.3(b)(iv), and (ii) voluntarily prepay all or part of the Term Loan B; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount and (B) after giving effect to such reductions, Borrower shall comply with Section 1.3(b)(iv). Any voluntary prepayment must be accompanied by payment of the Fee required by Section 1.7(b), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.11(b). Any partial prepayments of the Term Loan made by Borrower shall be applied, first, to any currently outstanding Obligations due and payable pursuant to any of the Loan Documents; second, to prepay the scheduled installments of the outstanding Term Loan in inverse order of maturity; and third, the balance, if any, of any prepayments shall be distributed in accordance with Section 5.1 of the Deposit and Disbursement Agreement. Any partial prepayments of the Term Loan B made by Borrower shall be applied, first, to any currently outstanding Obligations due and payable pursuant to any of the Loan Documents; second, to prepay the outstanding principal balance of the Term Loan B; and third, the balance, if any, of any prepayments shall be distributed in accordance with Section 5.1 of the Deposit and Disbursement Agreement.

G.                                       Section 1.3(c) of the Credit Agreement shall be restated as follows:

Any prepayments made by Borrower pursuant to Sections 1.3(b)(i), (b)(ii), (b)(iii), (b)(iv) or 5.4 shall be applied as follows: first, to any currently outstanding Obligations due and payable pursuant to any of the Loan Documents; second, to prepay the outstanding principal balance of the Term Loan B, until such Term Loan B has been prepaid in full; third, to prepay the scheduled principal installments of the outstanding Term Loan in inverse order of maturity, until such Term Loan has been prepaid in full; fourth, the balance, if any, of any prepayment shall be distributed in accordance with Section 5.1 of the Deposit and Disbursement Agreement.

H.                                      New Section 1.4(c) shall be added to the Credit Agreement as follows:

Borrower shall utilize the proceeds of the Term Loan B solely to (a) restore Borrower’s coal production operations with respect to the Mine described in CDMG Permit No. C-1981-038, (b) pay Borrower’s accounts payable, and (c) pay certain Fees.

I.                                           Section 1.5(a) of the Credit Agreement shall be restated as follows:

Except as otherwise provided in Section 1.5(d), Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in arrears on each applicable Interest Payment Date, (i) on the principal amount of the Term Loan from time to time outstanding, at the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum, and (ii) on the principal amount of the Term Loan B from time to time outstanding, at the applicable LIBOR Rate plus 5.00%. The Applicable Term Loan LIBOR Margin is 6.00% during the Audited Financial Statements Deficiency Period and 4.00% thereafter.

J.                                          Section 1.9(a) of the Credit Agreement shall be restated as follows:

So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.3(c). All payments and prepayments applied to the Term Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrower as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In all circumstances, after acceleration or maturity of the Obligations, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s Reimbursable Expenses hereunder; (2) to accrued and unpaid interest on the Term Loan B; (3) to accrued and unpaid interest on the Term Loan; (4) to the outstanding principal balance of the Term Loan B; (5) to principal payments on the Term Loan in inverse order of maturity; and (6) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

K.                                  The definitions of “Commitments”, “Loan”, “Notes”, “Pro Rata Share” and “Term Loan” contained in Annex A to the Credit Agreement shall be restated as follows:

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Commitment as set forth on Annex H, Annex H-1 and Annex H-2 to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Commitments, which aggregate commitments shall be (i) sixty million Dollars ($60,000,000) on the Closing Date, and (ii) seventy three million five hundred thousand Dollars ($73,500,000) as of July 11, 2008, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Loan” means, collectively, the Term Loan and the Term Loan B.

“Notes” means, collectively, the Term Notes and the Term B Notes.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (b) with respect to the Term Loan on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Term Loan held by that Lender, by (ii) the outstanding principal balance of the Term Loan held by all Lenders, and (c) with respect to the Term Loan B, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Term Loan B held by that Lender, by (ii) the outstanding principal balance of the Term Loan B held by all Lenders.

“Term Loan” means the aggregate of the Closing Date Term Loan and the Delayed Draw Term Loan.

L.                                        The following definitions shall be added to Annex A of the Credit Agreement:

“Term Loan B” has the meaning set forth in Section 1.1(a)(i).

“Term Loan B Commitment” means (a) as to any Lender with a Term Loan B Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex H-2 to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan B Commitment, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be thirteen million five hundred thousand Dollars ($13,500,000) on July 11, 2008. After advancing the Term Loan B, each reference to a Lender’s Term Loan B Commitment shall refer to that Lender’s Pro Rata Share of the outstanding Term Loan B.

“Term B Notes” has the meaning set forth in Section 1.1(a)(i).

M.                                 Except as set forth in the Sections, Annexes and Exhibits of the Credit Agreement amended and restated pursuant to this Agreement, each reference in the Loan Documents to the phrase “Term Loan” is hereby restated and replaced with the word “Loan”.

N.                                    Annex H-2 attached hereto shall be added as Annex H-2 to the Credit Agreement.

O.                                    Exhibit 1.1(a) to the Credit Agreement shall be replaced in its entirety with Exhibit 1.1(a)(i)(1) hereto, and Exhibit 1.1(a)(i)(2) hereto shall be added as Exhibit 1.1(a)(i)(2) to the Credit Agreement.

SECTION 8.                                CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENTS TO WAIVER AND CREDIT AGREEMENT

The amendments and restatements of certain provisions of the Wavier and the Credit Agreement, as set forth in this Agreement, shall not be effective unless and until each of the following conditions shall have been satisfied in Agent’s sole discretion:

A.                                 The Borrower, the other Member Parties, the Lender and the Agent indicate their consent to such amendments and restatements by executing and delivering the signature pages hereof to the Agent.

B.                                   The Borrower shall pay to Agent a non-refundable amendment fee of $1,500,000, which fee is fully earned and payable as of the date hereof.

C.                                   Borrower shall have paid Agent, for the benefit of the Lender, all of Lender’s costs and expenses (including attorneys fees) incurred in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

D.                                  Borrower and the other Member Parties shall deliver such other certificates, documents, opinions, agreements and information as Agent or any Lender may reasonably request.

SECTION 9.                            COVENANTS OF BORROWER.

In consideration of the Forbearance, the Waiver amendment and the Term Loan B made pursuant to this Agreement, Borrower hereby agrees as follows:

A.                                 Borrower shall deliver to Agent, on the first Business Day of each week during the Forbearance Period, weekly financial projections for Borrower (including weekly statements of cash flows and liquidity forecasts) for the period beginning on such Business Day and ending on the last day of the thirteenth week thereafter, which projections shall be based upon Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

B.                                       Borrower shall conduct good faith negotiations with Agent and shall come to an agreement with Agent that, on or prior to the end of the Forbearance Period, Borrower shall replenish and maintain in the Debt Service Reserve Account an amount acceptable to Agent (such amount not less than the balance of the Debt Service Reserve Account as of the date hereof) during the period commencing on the date of agreement between Agent and Borrower and ending on the Commitment Termination Date.

SECTION 10.                         REPRESENTATIONS AND WARRANTIES

The Member Parties hereby, jointly and severally, represent and warrant to Agent as follows:

A.                                       Recitals.  The Recitals in this Agreement are true and correct in all respects.

B.                                         Corporate Power and Authority.  Each Member Party has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Waiver and the Credit Agreement, each as amended pursuant to this Agreement.

C.                                         Authorization of Agreement.  The execution and delivery of this Agreement have been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action on that part of each Member Party.

D.                                        No Conflict.  The execution and delivery by each Member Party of this Agreement and the performance by each Member Party of the Waiver and Credit Agreement, each as amended pursuant to this Agreement do not and will not (1) violate any provisions of any law or any governmental rule or regulation applicable to any Member Party, the certificate or articles of incorporation or bylaws (or other organizational documents) of any Member Party or any order, judgment or decree of any court or other agency of government binding on any Member Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material indenture, mortgage, deed to secure debt, deed of trust, lease, agreement or other instrument to which any Member Party is a party or by which any Member Party or any of its property is bound (any of the foregoing, a “Contractual Obligation”); (3) result in or require the creation or imposition of any Lien upon any of the properties or assets of a Member Party other than those in favor of the Agent, on behalf of itself and the Lender, pursuant to the Loan Documents; or (4) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Member Party other than those that have been made or obtained.

E.                                          Governmental Consents.  No action, consent or approval of, registration or filing with any other action by any Governmental Authority is required in connection with the execution and delivery by each Member Party of this Agreement or the performance by the Member Parties of the Waiver and the Credit Agreement, each as amended pursuant to this Agreement.

F.                                          Binding Obligation.  This Agreement has been duly executed and delivered by each Member Party and this Agreement and the Waiver and the Credit Agreement, each as amended pursuant to this Agreement constitute the legal, valid and binding obligations of each

Member Party enforceable against each Member Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

G.                                         Incorporation of Representations and Warranties From Loan Documents.  The representations and warranties continued in the Loan Documents are and will be true, correct and complete in all respects on and as of the date hereof to the same extent as though made on and as of the date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all respects on and as of such earlier date, and except that CHC and Energy Coal Resources, Inc. have entered into an Option Agreement dated June 24, 2008, granting Paonia Resources, LLC the right to acquire 75% of the membership interests of Borrower (which option is conditioned upon, among other things, obtaining Agent’s consent).

H.                                        Absence of Default.  After giving effect to the amendments set forth in Section 7 hereof, no default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Default (other than the Designated Defaults).

I.                                             Obligations Absolute.  The obligation of Borrower to repay the Loan, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loan.

SECTION 11.                         ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each Guarantor hereby consents to the terms of this Agreement and further hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Waiver, the Credit Agreement or any other Loan Document to consent to the amendments to the Waiver and the Credit Agreement effected pursuant to this Agreement and (ii) nothing in the Waiver, the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION 12.                         RELEASE OF CLAIMS AND WAIVER.

Each Member Party hereby releases, remises, acquits and forever discharges Agent, Lender and their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or thing done, omitted or suffered to be done by any Released Party prior to and including the date of execution hereof and in any way directly or indirectly arising out of or in any way connected to this Agreement and the Loan Documents, including but not limited to, claims relating to any settlement negotiations (collectively, the “Released Matters”).  Each Member Party acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Each Member Party represents and warrants to Agent that they have not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 13.                         MISCELLANEOUS

A.                                     Further Assurances.  The Member Parties agree to execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Credit Agreement.

B.                                       Binding Effect.  This Agreement shall be binding upon the parties thereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lender.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

C.                                       Severability.  In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

D.                                      Effect on Credit Agreement.  Except as expressly set forth herein, the Lender and Agent agree to no amendment and grant no waiver or consent with respect to the Credit Agreement or any other Loan Document, and the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.  Lender’s and Agent’s agreeing to the amendments and waivers contained herein do not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that here exists) any obligation of Lender or Agent to consider or to agree to any further amendments or waivers to any Loan Document.  In the event that Lender or Agent subsequently agrees to consider any further amendment or waiver to any Loan Document, neither the amendments or waivers contained herein nor any other conduct of Lender or Agent shall be of any force or effect on Lender’s or Agent’s consideration or decision with respect to any such amendment or waiver, and Lender and Agent shall have no further obligation whatsoever to consider or to agree to any such amendment or waiver.  Lender and Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in all respects.  Except as expressly provided herein, the Credit Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to (1) impair the validity, perfection or priority of any lien or security interest securing the Notes; (2) waive or impair any rights, powers or remedies of Agent under the Loan Documents; (3) constitute an election of remedies to the exclusion of any other remedies; (4) constitute an agreement by Agent or require Agent to waive any Default or Event of Default or extend the term of the Credit Agreement or the time for payment of any of the Loans; (5) make any further Loans or other extensions of credit to Borrowers; or (6) constitute a course of dealing at variance with the Credit Agreement so as to require further notice by Lender or Agent to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.  The parties hereto acknowledge and agree that this Agreement shall be deemed to be a Loan Document.  On and after the date herof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit shall mean and be a reference to the Credit Agreement as amended pursuant to this Agreement.

E.                                        Fees and Expenses.  The Member Parties hereby reaffirm their agreement under Section 11.3 of the Credit Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Credit Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Member Parties specifically agree to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto.

F.                                        Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

G.                                       APPLICABLE LAW.   THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH , THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

H.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

I.                                           Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

J.                                          Entire Agreement.  Except as expressly set forth herein, there are no agreements or understandings, written or oral, between the Member Parties or Agent relating to this Agreement, the Waiver, the Credit Agreement or the other Loan Documents that are not fully and completely set forth herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	BOWIE RESOURCES, LLC

	By:	/s/ Scott Dyer
	Name:	Scott Dyer
	Title:	Chief Financial Officer

GUARANTORS:	COLORADO HOLDING COMPANY, INC.

	By:	/s/ Stephen Addington
	Name:	Stephen Addington
	Title:	President

BOWIE RESOURCES MANAGEMENT PARTNER, LLC

	By:	/s/ Keith H. Sieber
	Name:	Keith H. Sieber
	Title:	President

AGENT AND LENDER	GENERAL ELECTRIC CAPITAL CORPORATION, in its respective capacities as Agent and Lender

	By:	/s/ Randall F. Hornick
	Name:	Randall F. Hornick
	Title:	Authorized Signatory

SIGNATURE PAGE TO FORBEARANCE AGREEMENT, AMENDMENT TO WAIVER AND

AMENDMENT NO. 5 TO CREDIT AGREEMENT (GECC/BOWIE)

ANNEX H-2 (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lender(s)

Term Loan B Commitment:
$13,500,000	General Electric Capital Corporation

Annex H-2

EXHIBIT 1.1(a)(i)(1)

to

CREDIT AGREEMENT

FORM OF TERM NOTE

New York, New York

$50,000,000	[ , 20 ]

FOR VALUE RECEIVED, the undersigned, BOWIE RESOURCES, LLC, a Delaware limited liability company (“Borrower”), HEREBY PROMISES TO PAY to the order of [                                      ] (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders (“Agent”), at its address at [                                                                ], or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTY MILLION DOLLARS AND ZERO CENTS ($50,000,000).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of December [    ], 2006 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

1

Time is of the essence of this Term Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

BORROWER:

BOWIE RESOURCES, LLC

By:
Name:
Title:

2

EXHIBIT 1.1(a)(i)(2)

to

CREDIT AGREEMENT

FORM OF TERM B NOTE

New York, New York

$13,500,000	[ , 20 ]

FOR VALUE RECEIVED, the undersigned, BOWIE RESOURCES, LLC, a Delaware limited liability company (“Borrower”), HEREBY PROMISES TO PAY to the order of [                                      ] (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders (“Agent”), at its address at [                                                                ], or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($13,500,000).  All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term B Note is one of the Term B Notes issued pursuant to that certain Credit Agreement dated as of December [    ], 2006 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein.  Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid.  The principal balance of the Term Loan B, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term B Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.  The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

1

Time is of the essence of this Term B Note.  Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term B Note may not be assigned by Lender to any Person.

THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

BORROWER:

BOWIE RESOURCES, LLC

By:
Name:
Title:

2